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                                  NEWS RELEASE


Financial Contact:  Lorraine D. MIller, CFA
                    Senior Vice President - Investor Relations
                    404-760-7180

[WESTPONT STEVENS LOGO]


               WESTPOINT STEVENS INC. IMPROVES FINANCIAL LIQUIDITY
             THROUGH $165 MILLION SECOND-LIEN SENIOR CREDIT FACILITY


WEST POINT, GA. (June 29, 2001) -- WestPoint Stevens Inc. (NYSE: WXS) (www.westpointstevens.com) announced today the closing of a new $165 million second-lien senior credit facility. Proceeds will be used to pay down borrowings under its existing bank credit facility and will provide additional liquidity for working capital and general corporate purposes. In conjunction with this refinancing, the Company has also amended its bank credit facility. Under terms of the amended agreement, certain financial covenants were modified effective June 29, 2001, and reductions in the commitments were modified to the Company's benefit. Total debt outstanding on a pro forma basis including the second-lien senior credit facility as of March 31, 2001, was $1,713 million as compared with $1,698 million previously reported. The Company anticipates its total interest expense for 2001 will approximate $145 million versus its prior estimate of $135 million.

Holcombe T. Green, Jr., Chairman and CEO of WestPoint Stevens, said, "We are pleased that we were able to enhance our financial liquidity through this refinancing. WestPoint Stevens now has excellent liquidity and greatly improved flexibility under its bank credit facility. We believe WestPoint Stevens is well positioned to meet the challenges of today's extremely competitive retail environment."

WestPoint Stevens Inc. is the nation's leading home fashions consumer products marketing company, with a wide range of bed linens, towels, blankets, comforters and accessories marketed under the well-known brand names of MARTEX, VELLUX, UTICA, GRAND PATRICIAN, PATRICIAN, STEVENS, LADY PEPPERELL AND CHATHAM, and under licensed brands including RALPH LAUREN HOME, DISNEY HOME, SANDERSON, DESIGNERS GUILD, JOE BOXER, GLYNDA TURLEY. WestPoint Stevens is also a manufacturer of the MARTHA STEWART bed and bath lines. WestPoint Stevens can be found on the World Wide Web at WWW.WESTPOINTSTEVENS.COM.

Safe Harbor Statement: Except for historical information contained herein, certain matters set forth in this press release are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may be attributable to important factors that include but are not limited to the following: Product margins may vary from those projected; Raw material prices may vary from those assumed; Additional reserves may be required for bad debts, returns, allowances, governmental compliance costs, or litigation; There may be changes in the performance of financial markets or fluctuations in foreign currency exchange rates; Unanticipated natural disasters could have a material impact upon results of operations; There may be changes in the general economic conditions that affect customer practices or consumer spending; Competition for retail and wholesale customers, pricing and transportation of products may vary from time to time due to seasonal variations or otherwise; Customer preferences for our products can be affected by competition, or general market demand for domestic or imported goods or the quantity, quality, price or delivery time of such goods; There could be an unanticipated loss of a material customer or a material license; The availability and price of raw materials could be affected by weather, disease, energy costs or other factors. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      -END-

              3475 Piedmont Road-Suite 1600-Atlanta, Georgia 30305
                            www.westpointstevens.com